Exhibit 99.1

Super League Announces $1 Million Registered Direct Investment From Infinite Reality

Santa Monica, CA – October 25, 2025 – Super League Enterprise, Inc. (Nasdaq: SLE), a global leader in redefining the gaming industry as a media channel, announced today that Infinite Reality (iR), an innovation company powering the next generation of digital media and e-commerce through artificial intelligence (AI), spatial computing, extended reality (XR), and other immersive technologies, has made a $1 million registered direct investment in Super League.

Ann Hand, Chair and CEO of Super League, commented, “We are thrilled to build upon our already strong relationship with the Infinite Reality team and receive this additional vote of confidence and direct investment into Super League. As we enter this strategic partnership with Infinite Reality, we are excited to leverage the components of our respective businesses to provide a unique blend of technologies that broaden our portfolio of audience-based assets.”

“Our $1 million investment in Super League was the next logical strategic step in solidifying our commitment in fortifying our partnership,” said John Acunto, co-founder and CEO of Infinite Reality.

About Super League

Super League (Nasdaq: SLE) is redefining the gaming industry as a media channel for global brands. As a leading end-to-end immersive content partner, Super League enables marketers, advertisers, and IP owners to reach massive audiences through creativity, innovation, and gameplay within the world’s largest immersive platforms. Boasting an award-winning development studio, a vast community of native creators, and a proprietary suite of tools that maximize user engagement, Super League is a one-of-a-kind holistic solutions provider. Whether a partner is focused on building a world-class creative experience, achieving a lift in brand awareness, inspiring deeper customer loyalty, or finding new sources of revenue, Super League is at the forefront – always pioneering within immersive worlds. For more information, visit superleague.com.

About Infinite Reality

Infinite Reality (iR)™ is an innovation company powering the next generation of digital media, commerce, and community through AI, spatial computing, and other immersive technologies. iR’s suite of cutting-edge software, production, marketing services, and other capabilities empower brands and creators to craft inventive digital experiences that uplevel audience engagement, data ownership, monetization, and brand health metrics. The company is backed by an impressive roster of investors including RSE Ventures, Liberty Media, Lux Capital, Lerer Hippeau, MGM, CAA, T-Mobile Ventures, Courtside VC, Exor, Terracap, IAC, Live Nation, as well as notable individuals such as Steve Aoki, Imagine Dragons, and NBA player Rudy Gobert. For more information, visit theinfinitereality.com.

Contact:

Infinite Reality

press@theinfinitereality.com

Super League

press@superleague.com

Investor Relations Contact:

Shannon Devine/ Mark Schwalenberg

MZ North America

Main: 203-741-8811

SLE@mzgroup.us

Forward Looking Statements

Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this communication include, among other things, statements about Super League’s growth strategies, the ability to actualize the benefits of the transaction with Infinite Reality, our possible or assumed business strategies, new products, potential market opportunities and our ability to secure adequate working capital. Risks and uncertainties include, among other things, our ability to implement our plans, forecasts and other expectations with respect to our business; our ability to realize the anticipated benefits of the transaction with Infinite Reality, including the possibility that the expected benefits, particularly from both acquisitions made and contracts entered into with Infinite Reality, will not be realized or will not be realized within the expected time period; the ability to obtain the approval of both the preferred stockholders and the common stockholders to approve the transactions with Infinite Reality; unknown liabilities that may or may not be within our control; attracting new customers and maintaining and expanding our existing customer base; our ability to scale and update our platform to respond to customers’ needs and rapid technological change; increased competition in our market and our ability to compete effectively; and expansion of our operations and increased adoption of our platform internationally. Additional risks and uncertainties that could affect our financial condition and operating results will be included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023 and other filings that we make from time to time with the Securities and Exchange Commission (the “SEC”) which, once filed, are available on the SEC’s website at www.sec.gov. In addition, any forward-looking statements contained in this communication are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.